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                                 HANDY & HARMAN

                            MANAGEMENT INCENTIVE PLAN

                          CORPORATE GROUP PARTICIPANTS

         The name of this Plan is "The Handy & Harman Management Incentive Plan
- Corporate Group Participants". The purpose of this Plan is to promote the interests of the stockholders of the Company and to provide incentive to those officers and management employees who can contribute to the profits of the Company. Effective as of January 1, 1994, the Plan is amended and restated with respect to any and all Incentive Awards earned beginning in the 1994 Fiscal Year (except as set forth in the Regulations) as follows:

SECTION I.  - Definitions.

         The terms herein used will have the following definitions:

         a. The term "Plan" means The Handy & Harman Management Incentive Plan - Corporate Group Participants, as amended from time to time.

         b. The term "Company" means Handy & Harman, a New York corpora-tion.

         c. The term "Board of Directors" means the Board of Directors of the Company.

         d. The term "Salary" shall mean the highest rate of basic compensation, expressed as an annual rate, paid to a Participant during the Fiscal Year.

         e. The term "Employee" means any person who is a regular, full time and active employee of the Company, including officers and directors, and who is paid by the Company on a salary basis, but excluding any person who is a regular and full time employee of a subsidiary or

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                  division of the Company having a separate Management Incentive
                  Plan.

         f. The term "Participant" means any person selected to participate in the Plan for any Fiscal Year.

         g. The term "Corporate Group Participant" means any Participant who is designated by the Committee to participate in the Corporate Group Incentive Plan Provisions for any Fiscal Year.

         h. The term "Committee" means the Management Incentive Committee or the Incentive Awards Committee provided for in Section II.


         i. The term "Incentive Award" means an award under the Plan to a Participant, and either paid currently or paid on a deferred basis.

         j. The term "Incentive Plan Provisions" means monies out of the Net Earnings or Consolidated Net Earnings of the Company, as the case may be, for any Fiscal Year, which are made available for distribution as Incentive Awards as the result of the operation of this Plan or any Subsidiary, Division, Group or Unit Management Incentive Plan.

         k. The term "Fiscal Year" shall mean the fiscal year of the Company, January 1 to December 31.

SECTION II.  - The Committee.

         a. The Compensation Committee of the Board of Directors shall comprise the "Management Incentive Committee" or the "Incentive Awards Committee". The Committee shall have full power and authority to interpret and administer the Plan in accordance with the terms of the Plan and the Regulations (as defined herein).

         b. The Committee shall select one of its members as Chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had

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                  been made by a majority vote at a meeting of the Committee duly called and held. The members of the Committee may receive such compensation for their services as the Board of Directors may determine.

SECTION III. - Regulations.

         The Board of Directors shall have the power to adopt rules and regulations (the "Regulations") not inconsistent with the provisions of the Plan, governing the selection and eligibility of Participants of the Plan, and for the administration of the Plan and to alter, amend or revoke any Regulation so adopted.

SECTION IV.  - Participants.

         Participants in the Plan shall be limited to those Employees selected by the Committee in accordance with the Regulations.

SECTION V.  - Determination of Incentive Plan Provision.

         The amount of the Incentive Plan Provisions for Corporate Group

Participants shall be seven and one-half percent (7.5%) of the Consolidated Net Earnings in excess of fifteen percent (15%) of Shareholders Equity, or such lesser percentages of Consolidated Net Earnings in excess of fifteen percent (15%) of Shareholders Equity, as may be fixed and determined by the Committee in accordance with the Regulations.

         The term "Consolidated Net Earnings" means, for the purpose of computing the amount which may be fixed and determined by the Committee as the Corporate Group Incentive Plan Provision, the consolidated earnings of the Company and its subsidiaries for such Fiscal Year, exclusive of LIFO adjustments and before deducting taxes based upon income and the amount of any Incentive Plan Provisions for such Fiscal Year, as reported to the President of the Company by the Company's independent auditors.

         The term "Shareholders Equity" means, for the purpose of computing the amount which may be fixed and determined by the Committee as the Corporate Group Incentive Plan Provision for any Fiscal Year, the sum of items 1-3 below, less the sum of items 4-6 below, as of the close of business of the preceding Fiscal Year

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as shown by the Consolidated Balance Sheet of the Company and its subsidiaries for such preceding Fiscal Year as prepared by the Company's independent auditors.

                  1.     Common Stock of the Company outstanding.

                  2.     Capital Surplus.

                  3.     Retained Earnings.

                  4.     Treasury Stock.

                  5.     Foreign Currency Translation Adjustments.

                  6.     Unearned Compensation.

SECTION VI.  - Report of Chief Executive.

         As soon as possible after the close of each Fiscal Year, the Chief Executive Officer of the Company shall determine and report in writing to the Committee the Consolidated Net Earnings of the Company and its subsidiaries for such Fiscal Year and the maximum amount of the Corporate Group Incentive Plan Provision available for such fiscal year out of the Consolidated Net Earnings as reported. The Committee shall rely upon and be bound by such report.

SECTION VII. - Incentive Awards.

          a. Upon the fixing of the formula for determining the amount of the Corporate Group Incentive Plan Provision, the Committee may allot, in such manner as it may determine in accordance with the Regulations, such shares or percentages of the amounts available in the Incentive Plan Provision to each of the Participants as it may select from those designated to participate in the Incentive Plan Provisions. At the sole discretion of the Committee, based upon the recommendation of the Chief Executive Officer of the Company, an Incentive Plan Provision may be determined for Incentive Awards to recognize outstanding overall effort applied to the enhancement of the long-term growth potential of the Company. The total amount of the Incentive Plan Provision which may be made available for Incentive Awards under the preceding sentence shall not exceed 25% of the aggregate of

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                    the salaries of Participants to whom Incentive Awards are
                    granted under the preceding sentence.

          b. The Committee's selection of the Participants to whom Incentive Awards shall be made and its determination of the amounts and method of payment of such Incentive Awards shall be final.

          c. No Participant shall receive an Incentive Award greater than 100% of the Participant's Salary in the Fiscal Year for which the Incentive Award was earned.

SECTION VII.  -  Expenses; Forfeitures of Incentive Awards.

          a. All expenses incurred by the Committee in interpreting and administering the Plan shall be charged against Plan reserves.

          b. The amount of any Incentive Award forfeited by a Participant shall be retained by the Company and shall not be re-credited to the Incentive Plan Provision.

SECTION VIII.  - Termination of Plan.

                    The Board of Directors may suspend or discontinue the Plan at any time.

SECTION IX.  Effective Date.

         This Plan shall become effective in accordance with the resolution of the Board of Directors or the preamble hereto.

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                                                                       EXHIBIT A


                                 HANDY & HARMAN

                            MANAGEMENT INCENTIVE PLAN
                          CORPORATE GROUP PARTICIPANTS

                                 ELECTION NOTICE

         As provided in the Handy & Harman Management Incentive Plan - Corporate Group Participants, as amended and restated (the "Plan"), I hereby elect to defer payment of all or a portion of any Incentive Award for the year 19__ in the following manner:

                        Amount of Deferral (fill in one)

                               $-----------------
                                    (amount)

                                       or

                               ------------------%
                                  (percentage)

       Payment Option: The compensation deferred is to be paid to me in (choose one):*

                  _______     one lump sum.

------------------------------------
* If you have previously elected a Payment Option and Retirement Date, your prior election will apply and you need not complete these Sections. If you wish to change either or both of your Payment Option and Retirement Date, you may do so (subject to the terms and conditions of the Plan and Regulations).


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          _______   quarter-annual installments (choose 3-20 years). Payments
                    begin on the first day of next calendar quarter following Retirement Date.


       Retirement Date: If the lump sum payment option is chosen, the lump sum is to be paid on (choose one):*

                  _______    the last day of the month in which I become age 65.

                  _______    _________, 19__ (some other date which must be

                             after the earlier of (i) three years from the date of this election, or (ii) your termination of employment with the Company).

Date:
     --------------------------                   -------------------------
                                                          (Signature)

                                                  -------------------------
                                                          (Print Name)


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                                                                       EXHIBIT B

                                 HANDY & HARMAN

                            MANAGEMENT INCENTIVE PLAN
                          CORPORATE GROUP PARTICIPANTS

                               INVESTMENT ELECTION

         I hereby direct that amounts credited to my Account under the Handy & Harman Management Incentive Plan - Corporate Group Participants, as amended and restated, be invested as follows:

     %            Pooled Account - Company selected investment manager
-----
     %            T. Rowe Price International Stock Fund
-----
     %            T. Rowe Price Prime Reserve Fund
-----
     %            T. Rowe Price GNMA Fund
-----
     %            T. Rowe Price Capital Appreciation Fund
-----
     %            T. Rowe Price Spectrum Growth Fund
-----
     %            T. Rowe Price Stable Value Fund
-----

  100%                   Total
-----

       Future deferrals will be allocated as shown above or a different allocation of the Reserve Account may be selected by notifying the committee in writing. No more than four changes may be made in any calendar year.

Date:
     ---------------------                        ---------------------------
                                                         (Signature)

                                                  -------------------------
                                                         (Print Name)

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                                                                       EXHIBIT C

                                 HANDY & HARMAN

                            MANAGEMENT INCENTIVE PLAN
                          CORPORATE GROUP PARTICIPANTS

                         DESIGNATION OF BENEFICIARY(IES)

         In accordance with the provisions of the Handy & Harman Management Incentive Plan - Corporate Group Participants, as amended and restated (the "Plan"), I hereby designate the person (or persons) named below my beneficiary (or beneficiaries) to receive any amounts in my deferred compensation account in the event of my death, hereby revoking all prior designations of beneficiary(ies), if any, made by me under the Plan.

         NAME                                             ADDRESS


Date:
     ---------------------------                 -------------------------
                                                         (Signature)

                                                 -------------------------
                                                         (Print Name)


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